UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/16/2011

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by the Company on February 17, 2011 (the "Original Filing"). Except as expressly stated herein, there are no other changes to the Original Filing.

As a result of the Private Placement described in the Original Filing, the exercise price for the August 2008 Warrants was decreased to $43.65 and the number of shares subject to the August 2008 Warrants was increased to 1,237,758.

On January 19, 2011, the Company's senior lender demanded payment of $500,000 due under a certain promissory note referred to in the Company's financial statements as "Term Note B". The Company exercised its contractual right to satisfy the payment demand in shares of its common stock. On January 31, 2011, the Company issued its senior lender 53,384 (on a post 1-for-20 reverse stock split basis) shares of its common stock in payment of the $500,000 so demanded. The shares issued by the Company to its senior lender were issued to an accredited investor in a transaction exempt from Registration pursuant to Section 4(2) of the Securities Act of 1933. The transaction did not involve a public offering, was made without general solicitation or advertising, and there were no underwriting commissions or discounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: February 23, 2011	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer